KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                                               DECEMBER 31,        SEPTEMBER 30,
                                                                                               ------------        -------------
                                                                                             1995       1996            1997
                                                                                            -------    -------     -------------
                                                                                                                    (UNAUDITED)
                                         ASSETS
Current assets:
  Cash...................................................................................   $   244    $    23        $    --
  Receivables, less allowance for doubtful accounts of $180 and $213
    at December 31, 1995 and 1996, and $252 at September 30, 1997, respectively..........     7,192      6,549          7,281
  Current portion of programming rights..................................................     5,000      4,700          4,889
  Prepaid expenses and other current assets..............................................     1,382        757            171
  Income tax receivable..................................................................        --        173             --
  Deferred income taxes..................................................................       330        342          1,542
                                                                                            -------    -------        -------
     Total current assets................................................................    14,148     12,544         13,883
Property and equipment, net..............................................................     2,653      2,638          2,394
Programming rights less current portion..................................................     9,362      6,232          4,097
Deferred financing costs.................................................................     2,607        287            239
Other assets.............................................................................       789      1,612          1,709
                                                                                            -------    -------        -------
     Total assets........................................................................   $29,559    $23,313        $22,322
                                                                                            =======    =======        =======
                          LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Note payable--revolver.................................................................   $ 4,130    $    --        $    --
  Current portion of long-term debt and obligations under capital leases.................     1,221         --             --
  Current portion of programming obligations.............................................     5,500      5,300          5,089
  Current portion of note payable--programmer............................................     1,180        400            400
  Accounts payable and accrued expenses..................................................     2,055      1,494          2,552
  Cash overdraft.........................................................................        --      1,244            532
  Accrued interest.......................................................................       976        112            110
  Income taxes payable...................................................................       600         --             --
  Other liabilities......................................................................       195        195          6,095
                                                                                            -------    -------        -------
     Total current liabilities...........................................................    15,857      8,745         14,989
Long-term obligations:
  Long-term debt and obligations under capital leases, less current portion..............     9,931     13,650         12,381
  Programming obligations, less current portion..........................................     8,932      7,047          4,542
  Notes payable--officer/shareholder.....................................................     1,168         --             --
  Note payable--programmer, less current portion.........................................     2,412      3,755          3,455
  Deferred income taxes..................................................................     2,101      1,940          1,940
  Other liabilities......................................................................       692        510            282
                                                                                            -------    -------         ------
     Total liabilities...................................................................    41,093     35,647         37,378
                                                                                            -------    -------         ------
Commitments
Shareholders' deficit:
  Class A preferred voting stock; $110 par value. Authorized 5,000 shares; issued and
     outstanding 863 shares ($1,100 per share liquidation value).........................        95         95             95
  Common nonvoting stock; $1 par value. Authorized 25,000 shares; issued and outstanding
     21,206 shares.......................................................................        21         21             21
  Paid-in capital........................................................................     1,041      1,041          1,041
  Note receivable--officer/shareholder...................................................    (1,111)    (1,111)        (1,111)
  Accumulated deficit....................................................................   (11,580)   (12,380)       (15,102)
                                                                                            -------    -------        -------
     Net shareholders' deficit...........................................................   (11,534)   (12,334)       (15,056)
                                                                                            -------    -------        -------
     Total liabilities and shareholders' deficit.........................................   $29,559    $23,313        $22,322
                                                                                            =======    =======        =======

          See accompanying notes to consolidated financial statements.

                           KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                           NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                      -----------------------------   ----------------------------
                                                       1994       1995       1996          1996            1997
                                                      -------    -------    -------   ------------    ------------
                                                                                               (UNAUDITED)
Revenues...........................................   $33,146    $27,528    $27,260      $ 19,751        $ 21,347
Operating expenses:
  Programming......................................    13,581      9,503     11,365         9,413           8,458
  Selling, general and administrative..............    12,113     11,632     11,318         7,914          13,722
  Depreciation and amortization....................     1,085        791        702           518             490
                                                      -------    -------    -------      --------        --------
          Total operating expenses.................    26,779     21,926     23,385        17,845          22,670
                                                      -------    -------    -------      --------        --------
          Operating income.........................     6,367      5,602      3,875         1,906          (1,323)
                                                      -------    -------    -------      --------        --------
Other income (expense):
  Interest expense.................................    (5,777)    (2,842)    (2,155)       (1,522)         (1,117)
  Gain on sale of broadcasting subsidiary..........    11,440         --         --            --              --
  Realization of amount due under Tax Sharing
     Agreement.....................................     3,596         --         --            --              --
  Other income.....................................       360        262        121            90             140
  Other expense....................................    (2,419)      (583)      (820)         (579)         (1,453)
                                                      -------    -------    -------      --------        --------
  Other income (expense)...........................     7,200     (3,163)    (2,854)       (2,011)         (2,430)
                                                      -------    -------    -------      --------        --------
Income (loss) before income taxes, discontinued
  operations and extraordinary items...............    13,567      2,439      1,021          (105)         (3,753)
Provision (benefit) for income taxes...............     3,272        523        462           425          (1,031)
                                                      -------    -------    -------      --------        --------
          Income (loss) before discontinued
            operations and extraordinary items.....    10,295      1,916        559          (530)         (2,722)
Discontinued operations--income from operations of
  divested subsidiaries............................     1,262         --         --            --              --
                                                      -------    -------    -------      --------        --------
          Income (loss) before extraordinary
            items..................................    11,557      1,916        559          (530)         (2,722)
Extraordinary items:
  Gain on forgiveness of programming obligations,
     including interest............................    21,525         --         --            --              --
  Gain on forgiveness of senior debt, including
     interest......................................    24,775         --         --            --              --
  Gain on forgiveness of other obligations.........       834         --         --            --              --
  Loss on early extinguishment of debt, net of
     taxes of $868.................................        --         --     (1,359)           --              --
                                                      -------    -------    -------      --------        --------
          Net income (loss)........................   $58,691    $ 1,916    $  (800)     $   (530)       $ (2,722)
                                                      =======    =======    =======      ========        ========

          See accompanying notes to consolidated financial statements.

                           KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND NINE MONTHS ENDED SEPTEMBER 30,
                                      1997
                             (DOLLARS IN THOUSANDS)

                                                                                      NOTE
                                             CLASS A        COMMON                 RECEIVABLE
                                            PREFERRED      NONVOTING    PAID-IN     OFFICER/      ACCUMULATED
                                           VOTING STOCK      STOCK      CAPITAL    SHAREHOLDER      DEFICIT        TOTAL
                                           ------------    ---------    -------    -----------    -----------    --------
Balance, January 1, 1994................       $ --           $70       $    --      $    --       $ (67,716)    $(67,646)
Merger of Koplar Enterprises, Inc.......         95           (49)           --           --          (4,471)      (4,425)
                                                ---           ---       -------      -------       ---------     --------
Balance after merger....................         95            21            --           --         (72,187)     (72,071)
Spin-off of World Events Productions,
  Ltd. to shareholder...................         --            --         1,041           --              --        1,041
Sale of Koplar Properties, Inc. to
  shareholder...........................         --            --            --       (1,111)             --       (1,111)
     Net income.........................         --            --            --           --          58,691       58,691
                                                ---           ---       -------      -------       ---------     --------
Balance, December 31, 1994..............         95            21         1,041       (1,111)        (13,496)     (13,450)
     Net income.........................         --            --            --           --           1,916        1,916
                                                ---           ---       -------      -------       ---------     --------
Balance, December 31, 1995..............         95            21         1,041       (1,111)        (11,580)     (11,534)
     Net loss...........................         --            --            --           --            (800)        (800)
                                                ---           ---       -------      -------       ---------     --------
Balance, December 31, 1996..............         95            21         1,041       (1,111)        (12,380)     (12,334)
     Net (loss) (unaudited).............         --            --            --           --          (2,722)      (2,722)
                                                ---           ---       -------      -------       ----------    --------
Balance, September 30, 1997
  (unaudited)...........................       $ 95           $21       $ 1,041      $(1,111)      $ (15,102)    $(15,056)
                                               ====           ===       =======      =======       =========     ========


          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                                            --------------------------------    -------------------------------
                                                              1994        1995        1996           1996             1997
                                                            --------    --------    --------    -------------     -------------
                                                                                                          (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................................   $ 58,691    $  1,916    $   (800)   $(3,566)            $(2,722)
                                                            --------    --------    --------    -------             -------
  Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Realization of amount due under Tax Sharing
        Agreement........................................     (3,596)         --          --         --                  --
                                                            --------    --------    --------    -------             -------
      Deferred income taxes..............................      2,271        (500)       (173)        --                  --
      Amortization of programming rights.................      7,333       5,418       5,360      4,006               3,554
      Adjustment to carrying value of programming
        rights...........................................         --          --       1,500      1,500                  --
    Amortization of intangible assets....................         26          --          --         --                  --
    Amortization of deferred financing costs.............        384         798         411        396                  48
    Loss on early extinguishment of debt.................         --          --       2,227      2,227                  --
    Redemption premium on long-term debt.................     (2,365)         --          --         --                  --
    Depreciation.........................................      1,085         791         702        518                 490
    Gain on sale of broadcasting subsidiary..............    (11,440)         --          --         --                  --
    Change in net assets and liabilities of divested
      subsidiaries.......................................     (1,262)         --          --         --                  --
    Gain on forgiveness of programming obligations,
      including interest.................................    (21,525)         --          --         --                  --
    Gain on forgiveness of senior debt, including
      interest...........................................    (24,775)         --          --         --                  --
    Gain on forgiveness of other obligations.............       (834)         --          --         --                  --
    Changes in assets and liabilities:
      Receivables........................................        377      (1,100)        643      1,603                (732)
      Prepaid expenses and other current assets..........        468         (11)       (142)      (109)                118
      Other assets.......................................        175         (37)         44        (25)             (1,297)
      Accounts payable and accrued expenses..............     (2,771)        649        (561)      (104)              1,058
      Accrued interest...................................      3,520         350        (301)       (43)                 (2)
      Income taxes receivable/payable....................        400         200        (773)      (128)                173
      Other long-term liabilities........................     (3,137)       (203)       (182)      (169)              5,672
                                                            --------    --------    --------    -------             -------
        Total adjustments................................    (55,666)      6,355       8,755      9,672               9,570
                                                            --------    --------    --------    -------             -------
        Net cash provided by operating activities........      3,025       8,271       7,955      6,106               6,848
                                                            --------    --------    --------    -------             -------
Cash flows from investing activities:
  Purchase of property and equipment.....................       (839)     (1,013)       (687)      (580)               (246)
  Investment in affiliate................................         --        (250)       (100)      (100)               (100)
  Deposit for PCS auction................................         --      (1,235)       (468)        --                  --
  Return of deposits from PCS auction....................         --          --         468         --                  --
  Proceeds from sale of broadcast subsidiary.............     14,656          --          --         --                  --
                                                            --------    --------    --------    -------             -------
      Net cash provided by (used in) investing
        activities.......................................     13,817      (2,498)       (787)      (680)               (346)
                                                            --------    --------    --------    -------             -------
Cash flows from financing activities:
  Repayment of notes payable--officer/shareholder........         --          --      (1,168)    (1,168)                 --
  Payment on other debt and obligations under capital
    leases...............................................       (895)       (124)        (21)       (18)               (300)
  Payment on programming obligations.....................     (9,740)     (5,230)     (5,515)    (4,067)             (4,224)
  Cash overdraft.........................................         --          --       1,244        720                (712)
  Repayment of long-term debt............................    (20,000)     (2,619)    (11,640)   (10,848)             (1,269)
  Proceeds from long-term debt...........................     14,000          --      14,159     14,159                  --
  Proceeds from (payment on) revolver, net...............      1,766       2,364      (4,130)    (4,130)                 --
  Cash paid to shareholder upon divestiture of
    subsidiaries.........................................        (82)         --          --         --                  --
  Payment on deferred financing costs....................     (3,789)         --        (318)      (318)                 --
                                                            --------    --------    --------    -------             -------
      Net cash used in financing activities..............    (18,740)     (5,609)     (7,389)    (5,670)             (6,525)
                                                            --------    --------    --------    -------             -------
      Net increase (decrease) in cash....................     (1,898)        164        (221)      (244)                (23)
Cash, beginning of period................................      1,978          80         244        244                  23
                                                            --------    --------    --------    -------             -------
Cash, end of period......................................   $     80    $    244    $     23       $ --             $    --
                                                            ========    ========    ========    =======             =======
Interest paid............................................   $  1,873    $  1,725    $  1,575     $1,009             $ 1,055
                                                            ========    ========    ========    =======             =======
Income taxes paid........................................   $  1,730    $    601    $    120        120                  --
                                                            ========    ========    ========    =======             =======
Noncash transactions:
  New programming rights purchased under installment
    obligations..........................................   $  3,909    $  5,685    $  3,430    $ 2,044             $ 3,334
                                                            ========    ========    ========    =======             =======
  Sale of KP to shareholder..............................   $  1,111          --          --         --                  --
                                                            ========    ========    ========    =======             =======
  Spin-off of WEP to shareholder.........................   $  1,041          --          --         --                  --
                                                            ========    ========    ========    =======             =======

          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(1) ORGANIZATION

     The Company operates an independent television station in St. Louis, Missouri (KPLR-TV) and until June 29, 1994, also operated an independent television station in Sacramento, California (KRBK-TV). The broadcasting license of KPLR-TV is owned by Koplar Television Co., L.L.C., a 99.9%-owned subsidiary of Koplar Communications, Inc.

     Beginning in late 1990, the television industry and, in particular, the St. Louis television market experienced a severe decline in advertising revenues which, coupled with a continuing rise in fixed, long-term programming costs and sports broadcast rights fees, caused the Company to experience significant cash flow difficulties. As a result, the Company had been in payment default on its senior notes with its long-term lenders beginning May 16, 1991. On October 11, 1991, the lenders issued notices of acceleration to the Company of all unpaid principal, amounting to $35,000,000, plus accrued interest. During 1991, the Company, because of its cash flow difficulties, also began to delay programming payments to program distributors, and was consequently in default of these agreements based on the stated payment terms of the program contracts.

     On November 16, 1993, Bankers Trust Company purchased the senior notes from the long-term lenders. Also, during 1993, management executed an agreement with Pappas Telecasting Companies (Pappas) to sell substantially all of the assets of Koplar Communications of California, Inc. (KRBK-TV). In addition, the Company entered into agreements with Pappas whereby, concurrent with the closing of the sale, Pappas would extend a loan to the Company and provide management services to the Company under a management services agreement for a period of seven years. The agreements with Pappas did not prohibit the Company from seeking and obtaining alternative sources of financing prior to the closing, in which case the lending and management agreements could be terminated for a specified fee. During 1994, the Company completed a refinancing with Foothill Capital Corporation and the sale of KRBK-TV to Pappas, along with a series of related restructuring transactions. The proceeds of the refinancing were used, along with the proceeds from the sale of KRBK-TV, to redeem the Bankers Trust senior notes, pay the termination fee associated with the management services agreement, provide up-front payments related to the restructuring of the Company's programming obligations and pay various other fees and liabilities.

     In addition, during 1994, a corporate restructuring of the Company and related entities was completed whereby Koplar Enterprises, Inc., formerly the parent of Koplar Communications, Inc. (KCI), was merged into KCI, World Events Productions, Ltd., a subsidiary of KCI, was spun off to a shareholder, and Koplar Properties, Inc., a subsidiary of KCI, was sold to a shareholder.

     The   aforementioned   transactions   are  more  fully   described  in  the
accompanying footnotes.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. In management's opinion, all adjustments necessary for a fair presentation are reflected in the interim periods presented. All adjustments are of a normal recurring nature.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The following is a summary of the significant accounting policies followed in the preparation of these financial statements:

  BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of Koplar Communications, Inc. and subsidiary. Accordingly, all references herein to Koplar Communications, Inc. include the consolidated results of its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The consolidated financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited but reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the accompanying consolidated financial position and results of operations and cash flows. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997.

  CASH AND CRECIT CONCENTRATIONS

     The Company maintains several cash accounts, including a lockbox account, in one financial institution. The cash balances in these accounts may at times exceed insured limits. The majority of the Company's receivables are due from local and national advertising agencies and are not collateralized.

     The Company had a negative cash balance in its account of approximately $1,244,000 at December 31, 1996 and $532,000 at September 30, 1997,
respectively. These amounts are included in current liabilities as a cash overdraft.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets. The accelerated cost recovery system (ACRS) and modified accelerated cost recovery system (MACRS) are used for income tax purposes. Renewals and betterments are capitalized to the related asset accounts, while repair and maintenance costs, which do not improve or extend the lives of the respective assets, are charged to operations.

     When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recorded in operations.

  PROGRAMMING RIGHTS

     Programming rights are recorded at cost when the program is available to the Company for broadcasting. Agreements define the lives of the rights and the number of showings. The cost of programming rights is charged against earnings either on the straight-line basis over the term of the agreement or per play for certain syndicated contracts based on the number of plays specified in the contract.

     Programming rights and related obligations are recorded at cost without recognition of any imputed interest charges.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Programming rights representing the cost of rights of programs available for broadcasting at the end of each period and which management expects to be broadcast in the succeeding fiscal year are shown as a current asset.

     The Company assesses the valuation of its programming rights on an ongoing basis by evaluating the unamortized rights and future programming rights commitments and comparing the anticipated future number of plays and related revenue potential with the related unamortized cost. When unamortized cost exceeds the undiscounted estimated future revenue, the Company will recognize an adjustment to the related carrying value. During 1996, the Company recorded an adjustment to the carrying value of certain programming rights of $1,500,000.

  DEFERRED FINANCING COSTS

     Financing costs incurred in connection with obtaining financing are deferred and amortized on a straight-line basis over the term of the borrowings. Amortization of deferred financing costs, included in interest expense, totaled approximately $384,000, $798,000 and $411,000, for the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the Company expensed approximately $2,227,000 of deferred financing costs during 1996 as a result of the Company's refinancing of its long-term debt (see note 6). Accordingly, the expense related to this transaction has been reflected as an extraordinary item in the consolidated statements of operations.

  INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

  INTEREST RATE HEDGE AGREEMENTS

     The Company enters into interest rate swap agreements which involve the exchange of fixed- and floating-rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts. All of the agreements entered into by the Company relate to outstanding debt obligations. Accordingly, the Company accounts for these instruments similar to a hedge agreement and the differential to be paid or received is accrued as interest rates change and recognized over the life of the agreements as an adjustment to interest expense.

  REVENUE RECOGNITION

     Revenues  from   advertisements  are  recognized  as  the  commercials  are broadcast. The Company receives such revenues net of commissions deducted by advertising agencies and national sales representatives.

  BARTER REVENUES

     Barter transactions in which the Company accepts products or services in exchange for commercial air time are recorded at the estimated fair values of the products or services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used. Certain of the Company's programming agreements involve the exchange of advertising time for programming. The Company does not record revenues and cost of revenues related to these

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

arrangements,  which have no impact on  earnings.  The  Company  estimates  that
revenues  and  costs  associated  with  these   agreements  were   approximately
$2,696,000, $2,124,000 and $2,612,000 for 1994, 1995 and 1996, respectively.

(3) PREPAID EXPENSES AND OTHER CURRENT ASSETS

     In 1995, the Company placed a refundable deposit of $1,235,000 with the FCC in order to bid on the regional rights for a new technology, personal communications system. This product is expected to replace cell phones, beepers and other portable communications technology. The Company was the successful bidder on a number of PCS licenses. During 1996, $468,000 of the initial deposit was returned to the Company. Approximately $767,000 remains on deposit, which is included in other long-term assets, with the FCC for the obtained licenses.

     In fourth quarter 1996, another round of PCS bidding was opened by the FCC. The Company has a deposit of $467,500 with the FCC which is included in prepaid expenses and other current assets. The auction was concluded and the deposit was returned in the first quarter of 1997.

(4) PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31, 1995 and 1996 is as follows (dollars in thousands):

                                                                                             ESTIMATED
                                                                      1995      1996       USEFUL LIVES
                                                                     ------    -------    ---------------
Land..............................................................   $  464    $   464                 --
Buildings and improvements........................................    1,822      1,780     15 to 40 years
Equipment, furniture and fixtures.................................    6,854      6,463      3 to 15 years
                                                                     ------    -------
                                                                      9,140      8,707
Less accumulated depreciation.....................................   (6,487)    (6,069)
                                                                     ------    -------
                                                                     $2,653    $ 2,638
                                                                     ======    =======

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was approximately $1,085,000, $791,000 and $702,000, respectively.

(5) NOTE PAYABLE--REVOLVER

     The note payable--revolver was repaid in July 1996 as part of a debt refinancing with Nations Bank. Outstanding checks of $1,179,229, which cleared against the revolver, are reflected in the note payable--revolver balance at December 31, 1995.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(6) LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

     The Company's long-term debt and obligations under capital leases at December 31, 1995 and 1996 consist of the following (dollars in thousands):

                                                        1995       1996
                                                       -------    -------
Long-term debt......................................   $11,131    $13,650
Obligations under capital leases....................        21         --
                                                       -------    -------
                                                        11,152     13,650
Less current portion................................    (1,221)        --
                                                       -------    -------
                                                       $ 9,931    $13,650
                                                       =======    =======

     At December 31, 1995, the Company's long-term debt consisted of a revolving loan and a term loan to Foothill Capital Corporation. The Company used $3,000,000 of the term loan proceeds to pay a commitment fee to Foothill for entering into the financing arrangement. Such arrangement required the payment of interest monthly at 12%.

     On July 10, 1996, the Company refinanced the existing debt maintained by Foothill with Boatmen's. The Company received a revolving commitment from Nations Bank of $19,000,000 (the Loan Agreement), of which $14,266,000 was drawn from the commitment to satisfy certain existing obligations and refinancing costs. The maximum amount available under the revolving loan commitment is as follows for the periods outlined:

July 10, 1996--June 30, 1997...............................    $19,000,000
July 1, 1997--June 30, 1998................................     18,000,000
July 1, 1998--June 30, 1999................................     17,000,000
July 1, 1999--June 30, 2000................................     15,500,000
July 1, 2000--June 30, 2001................................     14,000,000

     At December 31, 1996, the Company had borrowed $13,650,000 against the revolving commitment agreement. Under the terms of the Loan Agreement, the Company shall repay the loan and all unpaid interest thereon on July 1, 2001. The loan bears interest at either the alternative base rate or the adjusted LIBOR rate, as defined in the Loan Agreement.

     In order to minimize interest rate risk, the Company entered into a five-year interest rate swap for $5,000,000 of the borrowings, which locked in an interest rate of approximately 10%. The Company also entered into a three-year interest rate swap for $2,000,000 of the borrowings, which locked in an interest rate of approximately 10%. In addition, the Company entered into a 30-day interest rate swap for $5,000,000 of the outstanding borrowings, which locked in an interest rate of approximately 8.87% at December 31, 1996. The remaining borrowings accrue interest at the prime interest rate plus 1/4-- 3/4% per annum based on certain criteria. Interest is payable monthly. In addition, the Company will pay quarterly a commitment fee of .5% per annum of the unused portion of the revolving commitment to Nations Bank. Amounts outstanding under the Loan Agreement are collateralized by substantially all assets of the Company.

     Based upon the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term debt approximates carrying value.

     The Loan Agreement includes various restrictive covenants including requirements that the Company maintain a specified minimum fixed charge coverage, maximum funded debt to operating cash flow ratio and maximum funded obligations ratio. In addition, the agreement places limitations on the amount of capital expenditures and the amount of capital leases.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(6)  LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES--(CONTINUED)

     The assets and related obligations under capital leases have been recorded at amounts equal to the present value of future minimum lease payments. Assets held under capital leases as of December 31, 1995 are included in equipment at a cost of approximately $114,000, less accumulated depreciation of approximately $90,000. There is no remaining lease obligation at December 31, 1996.

     On June 29, 1994, utilizing the proceeds from the sale of KRBK and refinancing of the Company's debt with Foothill, the Company redeemed its senior notes by making a payment to Bankers Trust Company of $20,000,000 plus a redemption premium of $3,750,000, net of interest paid through the redemption date of $1,385,000. Upon redemption of the senior notes, all remaining liability for principal and interest under the senior notes was forgiven. Accordingly, the Company has recorded a gain on forgiveness of senior debt and accrued interest in the amount of $24,775,000, which is reflected as an extraordinary item in the 1994 Consolidated Statement of Operations.

(7) PROGRAMMING OBLIGATIONS

     Programming obligations are generally classified as current or noncurrent liabilities according to the payment terms of the various contracts.

     During previous years, the Company was in technical default on its programming obligations and subsequently reached restructuring agreements with all of its program distributors in 1994. Under the restructuring agreements, all prior defaults under the original programming agreements were waived by the program distributors. The Company received partial forgiveness on outstanding programming obligations, and all accrued interest on delinquent payments was also forgiven. The total gain on forgiveness of programming obligations and accrued interest was $21,525,000 and is reflected as an extraordinary item in the 1994 Consolidated Statement of Operations. Several of the restructuring agreements contain provisions under which the Company may be held liable for an amount greater than the restructured liability amount that is currently recorded at December 31, 1996. The Company may also be held secondarily liable for certain of a formerly-owned subsidiary's programming obligations in the event of that subsidiary's default on the restructured obligations in the future. Also, certain agreements state that the entire programming obligations amount prior to restructuring (including accrued interest) becomes payable upon default of the restructured terms going forward. Additionally, several agreements contain cross-default provisions whereby default by one company (the Company or KRBK) causes the other to be in default of their restructured obligations.

     At December 31, 1996, future minimum payments based on contractual agreements are as follows (in thousands):

FISCAL YEAR,
------------
1997...........................................................    $ 5,300
1998...........................................................      4,176
1999...........................................................      2,688
2000...........................................................        183
                                                                 ---------
                                                                   $12,347
                                                                 =========

(8) NOTE PAYABLE--PROGRAMMER

     Note payable--programmer represents an additional amount owed to Warner Brothers ('WB') in connection with the restructuring of certain programming obligations in 1994 (see note 7). The Company entered

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(8) NOTE PAYABLE--PROGRAMMER--(CONTINUED)

into a Stock Purchase, Option and Repurchase Agreement with WB, under which the Company has an obligation in the amount of $3,692,000 to WB in addition to the liability currently recorded as programming obligations.

     Under this agreement, the Company issued a promissory note for $3,092,000 to WB (payable in even installments over 36 months, plus interest at 1% over the prime rate per annum, payments to begin upon notification by WB to the Company), and also transferred to WB stock in an entity which is partially owned by the shareholder of the Company (see note 17). However, the agreement gives the programmer a 'Put Right' under which the stock may be transferred by WB to the Company at any time until either June 28, 1997 or the exercise of the First Option (see below), at which time $600,000 is payable within thirty days. In 1995, $100,000 was paid on the Put Right. At December 31, 1995, the remaining liability was $3,592,000.

     The Company replaced the note payable--programmer with a restructured agreement on December 31, 1996. The previous note payable and the related accrued interest were replaced with Note A and Note B. Note A is in the amount of $2,000,000 and at December 31, 1996, $1,900,000 is outstanding. Interest accrues at prime plus 1/2%. Principal of $100,000 plus accrued interest to date are payable quarterly until the note is satisfied. There is no accrued interest at December 31, 1996.

     Note B is an option note for $2,250,000. At December 31, 1996, $2,250,000 was outstanding on Note B. The programmer has an option which can be called between January 1, 2000 and December 31, 2001. If called, WB would receive 12% of a related entity's stock instead of cash payments on the $2,250,000 promissory note. The Company has a 'Put Right' which can be exercised between January 1, 1997 and December 31, 2001. If put, WB would receive 12% of the related entity's stock instead of cash payments on the $2,250,000 promissory note. Interest accrues at prime. There is no accrued interest at December 31, 1996.

(9) NOTE RECEIVABLE--SHAREHOLDER

     One June 1, 1994, the Company divested Koplar Properties, Inc. and Subsidiary (KP) to a shareholder of the Company. KP is primarily engaged in the renting and operating of commercial and residential real estate in the St. Louis area.

     The common stock of KP was sold to the shareholder of the Company in exchange for a nonrecourse promissory note receivable in an amount equal to the appraised value of the purchased stock. The amount of this promissory note receivable was determined based on an independent market value appraisal of the common stock of KP. The gain on the sale of KP, amounting to $291,000 has been deferred. The promissory note bears interest at an applicable Federal rate and is payable in five equal annual installments beginning June 1997. The note receivable has been classified as a contra-equity account, net of the deferred gain, for financial statement reporting purposes.

(10) COMMITMENTS

     In   conjunction   with  obtaining  new   programming   and  other  related
considerations the Company has commitments amounting to approximately $5,394,000 for future programming rights and other considerations as of December 31, 1996.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(10) COMMITMENTS--(CONTINUED)

     The aggregate payments for these commitments over the next five years are as follows (in thousands):

1997.............................................................   $  281
1998.............................................................    1,323
1999.............................................................    1,772
2000.............................................................    1,316
2001.............................................................      702
                                                                    ------
                                                                    $5,394
                                                                    ======


     In January 1995, the Company entered into an Affiliation Agreement with WB Communications (Warner Brothers) under which KPLR-TV became an affiliate of the WB Network. The term of this agreement is for five years and is noncancelable by the Company. Under this agreement, Warner Brothers provides programming to KPLR-TV in exchange for a specified number of advertising spots during this programming which are to be retained and sold by Warner Brothers. With the launch of the WB Network on January 11, 1995, KPLR-TV is required to broadcast the network programming during one specified prime-time evening in each week. Throughout the five-year term of the agreement, the network broadcast requirements of the agreement increase until the network programming is broadcast seven nights per week, plus a specified number of weekday morning, afternoon and late night timeframes.

     Under the Affiliation Agreement, the Company is required to make an annual payment to Warner Brothers if the ratings and revenues in prime time broadcasts of WB Network programming for the current year exceed ratings and revenues achieved by the Company in the preceding year. No such payments were payable to Warner Brothers for the years ended December 31, 1995 and 1996.

     The Company has an operating lease for certain equipment that calls for annual payments of approximately $42,000 for a remaining period of thirteen years. Total rent expense under operating leases for the years ended December 31, 1994, 1995 and 1996 was approximately $100,000, $116,000 and $123,000, respectively.

(11) NOTES PAYABLE--OFFICER/SHAREHOLDER

     Indebtedness to the shareholder of the Company consists of a promissory note payable for $1,023,000 and debentures payable for $145,000, totaling $1,168,000 at December 31, 1995. Unpaid interest on these notes is included in accrued interest at December 31, 1995. The notes and interest were repaid in July 1996 when the Company refinanced its Foothill debt with Nations Bank (see note 6).

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(12) INCOME TAXES

     The provisions for income taxes on continuing operations for the years ended December 31 consists of the following (in thousands):

                                                                                 1994     1995     1996
                                                                                ------    -----    -----
Current:
  Federal....................................................................   $  361    $ 876    $ 552
  State......................................................................      640      147       83
Deferred:
  Federal....................................................................    1,980     (436)    (150)
  State......................................................................      291      (64)     (23)
                                                                                ------    -----    -----
     Provision for income taxes..............................................   $3,272    $ 523    $ 462
                                                                                ======    =====    =====

     The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. Federal income tax rate of 34% to income before income taxes, discontinued operations and extraordinary items for the years ended December 31 is as follows (in thousands):

                                                                              YEARS ENDED DECEMBER 31,
                                                                             ---------------------------
                                                                              1994       1995      1996
                                                                             -------    ------    ------
Income before income taxes, discontinued operations, and extraordinary
  items...................................................................   $13,567    $2,439    $1,021
                                                                             =======    ======    ======
Tax provision computed at statutory rate..................................   $ 4,613    $  829    $  347
Increases (reductions) in taxes due to:
  State income taxes (net of Federal tax benefit).........................       614        55        40
  Increase (decrease) in valuation allowance..............................    (2,301)        0         0
  Other...................................................................       346      (361)       75
                                                                             -------    ------    ------
Actual tax provision......................................................   $ 3,272    $  523    $  462
                                                                             =======    ======    ======

     In 1994, a valuation allowance related to deferred income tax assets of approximately $15,441,000 was reversed due primarily to the gains on forgiveness of debt and discontinued operations. There was no valuation allowance at December 31, 1994, 1995 and 1996. As a result of the reversal of the valuation allowance and the exclusion from taxable income of a significant portion of the gain on forgiveness of obligations, no tax effect has been presented related to 1994 extraordinary items and discontinued operations as the amounts are not material.

     Pursuant to an agreement (Tax Sharing Agreement) entered into by the Company and Four Seasons Group, Inc. (Four Seasons), a former subsidiary of the Company which was spun off in 1989, the Company had a claim against Four Seasons for 50% of all tax deficiencies arising during the periods prior to the spin-off. During 1994, Koplar Enterprises, Inc. (KE), formerly the parent of Koplar Communications, Inc., executed an agreement with Four Seasons whereby Four Seasons acquired a portion of a promissory note payable by KE (the Note), issued in connection with a prior redemption of certain shares of KE's preferred stock. Four Seasons exchanged such acquired portion of the Note for the amount owing by Four Seasons pursuant to the Tax Sharing Agreement, thereby satisfying KE's obligation to pay such portion of the Note to Four Seasons, and satisfying Four Seasons' obligation to KE under the Tax Sharing Agreement. KE had not recorded a benefit related to the Tax Sharing Agreement in prior years since it was not realizable until payment of the tax obligation by KE and payment by Four Seasons of certain of its obligations arising from the agreement. During 1994, the Company has reflected

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(12) INCOME TAXES--(CONTINUED)

income related to the realization of the amount due under the Tax Sharing Agreement of approximately $3,596,000.

     The tax effect of temporary differences between the tax basis of assets and liabilities and their corresponding amounts for financial statement reporting purposes at the tax rates expected to be in effect when such differences reverse are as follows (in thousands):

                                                                                         1995      1996
                                                                                        ------    ------
Current deferred income tax asset:
  Allowance for doubtful accounts....................................................   $  (71)      (83)
  Accrued vacation payable...........................................................      (64)      (64)
  Bonus payable......................................................................     (195)     (195)

Noncurrent deferred income tax liability:
  Book over tax basis of fixed assets................................................       76        22
  Book over tax basis of programming rights..........................................    2,025     1,918
                                                                                        ------     -----
  Net deferred income tax liability..................................................   $1,771     1,598
                                                                                        ======     =====

     During 1996, the Internal Revenue Service (IRS) initiated an audit of the Company's 1994 Federal income tax returns. Because the IRS has not made a final determination of any Federal tax liabilities, no estimate of any resulting liability can be made. In the opinion of management, the proposed adjustments, if any, from the IRS will not have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

(13) 401(K) PLAN

     Substantially all employees are eligible to participate in a 401(k) Plan sponsored by the Company. The Company may match a specified percentage of an employee's contribution up to a defined limit at its discretion. The amount charged to expense by the Company for the years ended December 31, 1994, 1995 and 1996 was approximately $74,000, $62,000 and $55,000, respectively.

(14) INVESTMENT IN AFFILIATE

     In 1995, the Company entered into an agreement with another television station in St. Louis which provides that the Company make annual payments of $200,000 to the owners of the station (the Owners) for three years, in return for programming and other considerations over a three-year period. The agreement may be extended by the Owners for an additional two years. Under a separate agreement, the Company has agreed to make up to $3,500,000 in capital contributions to a limited liability company owned by the Company and the owners, formed to acquire television stations and invest in other communications opportunities, as approved by the Company. No such additional contributions have been made.

(15) MERGER WITH KOPLAR ENTERPRISES, INC.

     On June 21, 1994, a plan of merger was adopted whereby KE was merged into Koplar Communications, Inc. The merger was consummated on June 30, 1994. In connection with the merger, 862.875 shares of KE Class A Preferred Voting Stock, par value $110 and 21,206.25 shares of KE Common Nonvoting Stock, par

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(15) MERGER WITH KOPLAR ENTERPRISES, INC.--(CONTINUED)

value $1, were canceled and identical amounts of Class A Preferred Voting and Common Nonvoting Stock were issued by the Company to the existing shareholders of KE.

     The Class A Preferred Voting Stock provides for full voting rights on a one-vote-per-share basis and noncumulative annual dividends of $121 per share only if, as and when declared by the Board of Directors. The stock is redeemable at the Company's option at $1,100 per share and has a liquidation value of $1,100 per share.

(16) DIVESTITURE OF SUBSIDIARIES--DISCONTINUED OPERATIONS

     On June 1, 1994, the Company divested two of its subsidiaries, World Events Productions, Ltd. (WEP) and Koplar Properties, Inc. and Subsidiary (KP). WEP is primarily engaged in the business of international production and marketing of television programming, and KP is primarily engaged in the renting and operating of commercial and residential real estate in the St. Louis area. Both entities were divested to the shareholder of the Company.

     The common stock of WEP was distributed to the Shareholder of the Company in a tax-free spin-off transaction. The shareholder's deficit of WEP at the date of divesture was recorded as an increase to additional paid-in capital for the year ended December 31, 1994, reflecting the fact that WEP's liabilities exceeded its assets at the time of divestiture.

     The common stock of KP was sold to the shareholder of the Company in exchange for a nonrecourse promissory note receivable as described in Note 9.

     Condensed financial information of World Events Productions, Ltd. and Koplar Properties, Inc. at June 1, 1994 (the date of divestiture) and for the five months then ended is as follows (in thousands):

                                                                                         WEP        KP
                                                                                       -------    ------
Current assets......................................................................   $   207       293
Noncurrent assets...................................................................       351     2,912
                                                                                       -------    ------
                                                                                       $   558     3,205
                                                                                       =======    ======
Current liabilities.................................................................   $ 1,421     1,717
Noncurrent liabilities..............................................................       178       377
Shareholder's equity (deficit)......................................................    (1,041)    1,111
                                                                                       -------    ------
                                                                                       $   558     3,205
                                                                                       =======    ======
Revenues............................................................................   $   613       491
                                                                                       =======    ======
Operating income....................................................................   $   334        94
Interest and other..................................................................        --       834
                                                                                       -------    ------
Income from operations of divested subsidiaries.....................................   $   334       928
                                                                                       =======    ======

     The net income of these entities in 1994 through date of divestiture is recorded as income from operations of divested subsidiaries in the 1994 Consolidated Statement of Operations.

(17) RELATED PARTY TRANSACTIONS

     During previous years, the Company advanced funds under a loan agreement to ISW, Inc. (ISW), a company which is partially owned by the shareholder of the Company. The amount of the loans receivable and accrued

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(17) RELATED PARTY TRANSACTIONS--(CONTINUED)

interest amounted to approximately $3,480,000 at December 31, 1993. Prior to 1994, WEP determined collection of the loan and accrued interest was questionable and established an allowance for the entire amount. In 1996, the Company advanced $443,210 to ISW. This amount was included in a loan receivable balance which is fully reserved.

     In 1994, prior to its divestiture, WEP transferred these loans and accrued interest to the Company. Pursuant to a Debt Conversion Agreement dated June 29, 1994, approximately $600,000 of the total receivable was converted by the Company into ISW common stock. This common stock was then transferred by the Company to a program distributor pursuant to a programming restructuring agreement, as described in Note 8. At December 31, 1995 and 1996, the remaining balance of loans and interest receivable by the Company from ISW is approximately $2,808,000 and $3,251,000 with a corresponding allowance.

     The Company was charged approximately $70,000, $139,200 and $139,200 in 1994, 1995 and 1996, respectively, in rent and parking charges by KP.

(18) SALE OF BROADCAST SUBSIDIARY--KRBK-TV

     On November 11, 1993, the Company had entered into an agreement with Pappas Telecasting Companies (Pappas) to sell substantially all of the assets and assign specified liabilities of KRBK-TV to Pappas for $22,000,000 plus certain working capital adjustments as defined in the agreement, payable in cash at closing. The agreement and transaction was contingent upon successful restructuring of the programming obligations, among other things. As part of the arrangement with Pappas, the Company and Pappas had entered into a management services agreement, as well as a lending agreement which would have been effective at the time of closing of the sale of KRBK-TV. The Company was seeking alternative financing at the time these agreements with Pappas were completed.

     During 1994, the Company completed restructuring agreements with its program distributors, as discussed in Note 7. The sale of the assets and liabilities of KRBK-TV to Pappas took place on June 29, 1994, for a net sale price of $22,356,000.

     Concurrent with the sale transaction, the Company obtained alternative financing to the proposed Pappas lending agreement, as discussed in Notes 5 and
6. Upon closing of this alternative financing, the lending agreement and management services agreement were terminated by the Company. As required under the management services agreement, a total of $7,000,000 plus liquidated damages and expenses of $700,000 was owed to Pappas, which was applied against the purchase price for KRBK-TV resulting in net proceeds of $14,656,000.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(18) SALE OF BROADCAST SUBSIDIARY--KRBK-TV--(CONTINUED)

     The assets and liabilities of KRBK-TV that were sold to Pappas on June 29, 1994 are reflected below (in thousands):

Assets:
  Accounts receivable........................................................................   $ 3,224
  Prepaid expenses and deposits..............................................................       163
  Programming rights.........................................................................     8,011
  Property, plant and equipment..............................................................    11,149
  Accumulated depreciation...................................................................    (7,283)
  FCC license................................................................................     1,481
                                                                                                -------
     Total assets sold.......................................................................   $16,745
                                                                                                =======
Liabilities:
  Accounts payable and accrued expenses......................................................   $ 1,211
  Capital leases payable.....................................................................       133
  Programming obligations....................................................................    12,185
                                                                                                -------
     Total liabilities transferred or assigned...............................................   $13,529
                                                                                                =======

     The following summarizes the revenues and expenses included in the 1994 Consolidated Statement of Operations (in thousands):

Revenues......................................................................................   $ 7,108
Programming costs.............................................................................    (3,986)
Selling, general and administrative...........................................................    (2,974)
Other, net....................................................................................    (1,153)
                                                                                                 -------
  Net loss....................................................................................   $(1,005)
                                                                                                 =======

     The Company recorded a gain on the sale of these assets and liabilities in the amount of $11,440,000, which has been reflected in the accompanying 1994 Consolidated Statement of Operations.

(19) SALE OF COMPANY

     On July 29, 1997, the shareholders of the Company (Owners) agreed to sell all of their shares of the Company's common and preferred stock to ACME
Television Holdings, LLC (ACME) for $146,000,000. On September 30, 1997, pursuant to the stock purchase agreement between ACME and the Owners, ACME placed $143,000,000 into an escrow account and ACME and the Owners filed with the FCC a request to transfer the Company's broadcast license. The Company has also entered into a local marketing agreement with ACME under the terms of which ACME receives the economic benefit of the Company's earnings, effective October 1, 1997. In connection with the ACME transaction, the Company has recorded at September 30, 1997 approximately $5.9 million in non-recurring bonus expense to certain executives and other employees of the Company. This amount is included in other current liabilities as of September 30, 1997.